                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        D & K Healthcare Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                     (D&K HEALTHCARE RESOURCES, INC. LOGO)

                                                                October 10, 2003

Dear Fellow Stockholders:

     Our Annual Meeting of Stockholders will be held at our offices at 8235 Forsyth Boulevard, Ninth Floor, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 12, 2003. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,

                                          J. HORD ARMSTRONG, III
                                          Chairman of the Board,
                                          Chief Executive Officer and Treasurer

                             8235 Forsyth Boulevard
                              St. Louis, MO 63105
                              Tel: (314) 727-3485
                              Fax: (314) 727-5759
                                  www.dkhr.com

                        D & K HEALTHCARE RESOURCES, INC.
                             8235 FORSYTH BOULEVARD
                           ST. LOUIS, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 2003

Dear Stockholder:

     The Annual Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at our offices at 8235 Forsyth Boulevard, Ninth Floor, St. Louis, Missouri, 63105, on Wednesday, November 12, 2003, at 10:00 A.M., local time, for the following purposes:

          1. To elect two Class II directors to hold office for a term of three years.

          2. To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2004.

          3. To transact any and all other business that may properly come before the meeting or any adjournment or postponement thereof.

     These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on September 19, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          LEONARD R. BENJAMIN
                                          Vice President, General Counsel and
                                          Secretary

October 10, 2003

                        D & K HEALTHCARE RESOURCES, INC.
                             8235 FORSYTH BOULEVARD
                           ST. LOUIS, MISSOURI 63105

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 2003
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Company's offices at 8235 Forsyth Boulevard, Ninth Floor, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 12, 2003, and at all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8235 Forsyth Boulevard, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about October 10, 2003.

     The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment or postponement thereof.

     The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $1,500 plus reasonable out-of-pocket expenses.

     Only stockholders of record at the close of business on September 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 13,973,603 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

     Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for the election of directors and any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                         ITEM 1. ELECTION OF DIRECTORS

     At the Annual Meeting, two individuals will be elected to serve as Class II directors of the Company for a term of three years. Under the Company's by-laws, the Board of Directors has the authority to fix the number of directors, provided that the board must have between six and nine members. The number of directors currently is fixed at eight. The Company's by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

     The board has nominated Bryan H. Lawrence and Mary Ann Van Lokeren, the current Class II directors, for re-election. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Mr. Lawrence and Ms. Van Lokeren as Class II directors. If for any reason Mr. Lawrence or Ms. Van Lokeren becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF BRYAN H. LAWRENCE AND MARY ANN VAN LOKEREN AS CLASS II DIRECTORS.

     The name, age, principal occupation or position and other directorships with respect to Mr. Lawrence and Ms. Van Lokeren and the directors whose terms of office will continue after the Annual Meeting are set forth below.

                  CLASS I -- TO CONTINUE IN OFFICE UNTIL 2005

     Harvey C. Jewett, IV, age 55, has served as one of the Company's directors since 1999. Mr. Jewett was the Chairman of Jewett Drug Co. from August 1988 until we acquired it in June 1999. He has also served as the President and Chief Operating Officer of the Rivett Group, L.L.C., a motel owner and operator, since October 1988. He also serves as a director of the University of South Dakota Foundation and the College of Saint Benedict.

     Louis B. Susman, age 65, has served as director of the Company since November 1998. Mr. Susman previously served as an advisory director of the Company between June 1998 and November 1998. Mr. Susman currently is Vice Chairman, Citibank Global Markets Inc. Mr. Susman has been employed by Salomon Smith Barney in various executive capacities since 1989 and also serves as a director of U.S. Can Corporation.

     Martin D. Wilson, age 42, has served as President and Chief Operating Officer of the Company since January 1996, as Secretary from August 1993 to April 1999 and as director since 1997. Mr. Wilson previously served as Executive Vice President, Finance and Administration of the Company from May 1995 to January 1996, as Vice President, Finance and Administration of the Company from April 1991 to May 1995 and as Controller of the Company from March 1988 to April 1991. Prior to joining the Company, Mr. Wilson was associated with KPMG Peat Marwick, a public accounting firm. Mr. Wilson serves as a Trustee of the St. Louis College of Pharmacy.

             CLASS II -- TO BE ELECTED FOR A TERM EXPIRING IN 2006

     Bryan H. Lawrence, age 61, has served as a director of the Company since its founding in December 1987. Since September, 1997, Mr. Lawrence has been a member of Yorktown Partners LLC, which manages certain investment partnerships. Prior thereto, he was a Managing Director of Dillon, Read & Co., Inc., an investment banking firm, for more than the preceding five years. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., TransMontaigne Oil Company, Carbon Energy Corporation, Hallador Petroleum Company and certain other companies in the energy industry in which Yorktown partnerships hold equity interests.

     Mary Ann Van Lokeren, age 56, has served as a director of the Company since being appointed to fill a vacancy in May 2003. Ms. Van Lokeren is Chairman and Chief Executive Officer of Krey Distributing Company a privately held beverage distribution company in St. Louis, Missouri, and has served in that capacity since 1986. Ms. Van Lokeren also serves as a director of Commerce Bancshares, Inc., Laclede Gas Company and Masco Corporation, and serves as a member of the Washington University board of trustees.

                 CLASS III -- TO CONTINUE IN OFFICE UNTIL 2004

     J. Hord Armstrong, III, age 62, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987. Prior to joining the Company, Mr. Armstrong served as Vice President and Chief Financial Officer of Arch Mineral Corporation, a coal mining and sales corporation, from 1981 to 1987 and as its Treasurer from 1978 to 1981.

     Richard F. Ford, age 67, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation, CompuCom Systems, Inc. and TALX Corporation.

     Thomas F. Patton, Ph.D., age 55, has served as a director of the Company since 1997. Dr. Patton is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a manufacturer of pharmaceutical products. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a manufacturer of pharmaceutical products. Dr. Patton's career also includes tenures as Professor of Pharmaceutical Chemistry and Pharmacy Practice at the University of Kansas, Associate Director of Control Development at the Upjohn Co., a pharmaceutical company, and Vice President of Operations at Oread Laboratories, Inc., a pharmaceutical company.

                       BOARD OF DIRECTORS AND COMMITTEES

     Beginning in 2002, the Company began an initiative to evaluate its current corporate governance policies and practices and to institute changes in its corporate governance practices to comply with provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission, and the proposed new listing standards of the Nasdaq National Market. In connection with this initiative, the Board of Directors has, among other things, adopted an Amended and Restated Audit Committee Charter and determined that a majority of the Company's directors are "independent" for purposes of the Nasdaq National Market listing standards.

     The Board of Directors continues to review the existing governance guidelines and practices and proposed governance reforms in order to implement the most effective corporate governance policies and practices for the Company. The Board of Directors plans to adopt changes to its governance guidelines and practices as necessary to comply with the Sarbanes-Oxley Act of 2002 and any new rules issued by the Securities and Exchange Commission and the Nasdaq National Market.

     During fiscal 2003, the Board of Directors of the Company met five times and all of the directors attended at least 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 2003.

     The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Mr. Ford, Dr. Patton and Ms. Van Lokeren. Mr. Ford, Dr. Patton and Ms. Van Lokeren are each "independent" directors for purposes of the Nasdaq National Market listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee met five times in fiscal 2003.

     The Nominating and Corporate Governance Committee is composed of Messrs. Lawrence and Susman and Dr. Patton. The primary purpose of the Nominating and Corporate Governance Committee is to recommend director nominees for each annual meeting of the stockholders and nominees for election for any vacancies on the Board and to recommend corporate governance principles for the Company. The Nominating and Corporate Governance Committee met two times in fiscal 2003.

     The Stock Option and Compensation Committee is composed of Messrs. Ford, Lawrence and Susman. The primary purpose of the Stock Option and Compensation Committee is to review and determine the salaries, bonuses and other compensation payable to corporate officers and to administer the Company's 2001 Long Term Incentive Plan. The Stock Option and Compensation Committee met three times during fiscal 2003.

                                DIRECTORS' FEES

     Each non-employee director currently receives an annual retainer of $25,000 for serving as director and fees of $1,500 for each meeting of the Board attended ($750 if attended telephonically). In addition, the Board granted options to each non-employee director of 5,000 shares of Common Stock, exercisable at the rate of 33% per year over the three years following the date of the grant.

     Harvey C. Jewett, IV, who is a Class I director, was party to a Consulting Agreement with the Company which was terminated in July 2002. Mr. Jewett is also the managing member of and holds an equity interest in Jewett Family Investments, L.L.C., which is party to a lease agreement with Jewett Drug Co., a subsidiary of the Company, for the lease of property located in Aberdeen, South Dakota. See "Certain Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of September 19, 2003 by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each of the Company's named executive officers and directors (two of whom are nominated for re-election), and (c) all of the Company's executive officers and directors as a group.

                                                             NUMBER OF SHARES
                                                               BENEFICIALLY
NAME                                                           OWNED(1)(2)      PERCENT(3)
----                                                         ----------------   ----------
Fidelity Management and Research Company and FMR Corp.(4)..     1,432,783          10.2%
PAR entities(5)............................................     1,038,100           7.4%
EXECUTIVE OFFICERS AND DIRECTORS:
J. Hord Armstrong, III(6)..................................       773,132           5.4%
Richard F. Ford(7).........................................        28,999             *
Harvey C. Jewett(8)........................................       314,999           2.3%
Bryan H. Lawrence(9).......................................        78,302             *
Thomas F. Patton(10).......................................        12,222             *
Louis B. Susman(8).........................................        20,999             *
Mary Ann Van Lokeren.......................................         1,000             *
Martin D. Wilson(11).......................................       198,743           1.4%
Leonard R. Benjamin(12)....................................        38,166             *
Thomas S. Hilton(13).......................................        91,867             *
Brian G. Landry(14)........................................        81,085             *
All directors and executive officers as a group (11
  persons).................................................     1,639,514          11.2%

---------------

  *  Less than 1%.

 (1) Represents sole voting and investment power unless otherwise noted.

 (2) For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days. In addition, the number of shares of Common Stock shown includes restricted stock grants, as follows: Mr. Armstrong -- 20,838 shares; Mr. Wilson -- 14,911 shares; Mr. Benjamin -- 3,166 shares; Mr. Hilton -- 5,667 shares; and Mr.
     Landry -- 3,085 shares. With respect to these shares, executive officers have sole voting power but no current investment power.

 (3) The percentage calculations are based upon 13,973,603 shares of the Company's Common Stock that were issued and outstanding as of September 19, 2003 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.

 (4) Information with respect to the outstanding shares beneficially held by Fidelity Management and Research Company and FMR Corp. is based on a
     Schedule 13G/A filed with the Securities and Exchange Commission on September 10, 2003 by such firms. Shares included in the table with respect to these firms consist of 1,344,583 shares beneficially owned by Fidelity Management and Research Company and 89,200 shares held by FMR Corp. The address of these firms is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) Information with respect to the outstanding shares beneficially held by PAR Investment Partners, L.P., PAR Group, L.P. and Par Capital Management, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003 by such firms. The address of such firms is One Financial Center, Suite 1600, Boston, Massachusetts 02111.

 (6) Includes 220,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 20,000 shares that are owned by Mr. Armstrong's wife, as to which Mr. Armstrong disclaims beneficial ownership.

 (7) Includes 14,999 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 5,500 shares owned by Mr. Ford's wife, as to which Mr. Ford disclaims beneficial ownership.

 (8) Includes 14,999 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

 (9) Includes 21,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 8,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.

(10) Includes 8,332 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 1,000 shares owned by Dr. Patton's wife, as to which Dr. Patton disclaims beneficial ownership.

(11) Includes 173,332 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(12) Includes 34,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(13) Includes 76,700 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(14) Includes 71,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                   COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

     The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford, Lawrence and Susman.

     The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

     The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

     The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee determines the salary to be paid to each executive officer.

     In addition to salary, each executive has the potential to receive an annual incentive award based upon the achievement of certain performance criteria. The target amount for such awards for achievement of the performance criteria is based upon a percentage of the executive's then annual salary. Annual bonuses awarded to executive officers and other key employees for fiscal 2003 consisted of a cash bonus (50% of bonus objective) and an award of restricted stock (25% of bonus objective) with the number of shares included in the award calculated at a 25% discount from the market price at the time of the award. Ownership of the restricted stock vests in the employee three years after the date of grant, provided that the employee is then still in the employ of the Company.

LONG TERM INCENTIVE COMPENSATION

     The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

     To provide long-term incentive compensation to executive officers and other key personnel, the Company maintains the 2001 Long-Term Incentive Plan and the Amended and Restated 1992 Long Term Incentive Plan (the "Plans"). The Committee has a policy of awarding stock options from time to time based upon competitive practices, continuing progress or achievement of goals of the Company and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Participants benefit only when and to the extent the stock price increases after the option grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Armstrong's salary and bonus for fiscal 2003 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

CODE SECTION 162(M)

     The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162(m).

                  THE STOCK OPTION AND COMPENSATION COMMITTEE

    Richard F. Ford            Bryan H. Lawrence            Louis B. Susman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the Company's executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or the Stock Option and Compensation Committee. None of the current members of the Stock Option and Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for each of the last three fiscal years of the executive officers of the Company whose annual salaries and other reportable compensation exceeded $100,000 for fiscal 2003.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                    -------------------------------------   -------------------------------------
                                                                                     AWARDS             PAYOUTS
                                                                            ------------------------   ----------
                                                                            RESTRICTED    SECURITIES
                                                           OTHER ANNUAL        STOCK      UNDERLYING      LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)   AWARD(S)(2)   OPTIONS(3)   PAYOUTS(4)   COMPENSATION(5)
---------------------------  ----   --------   --------   ---------------   -----------   ----------   ----------   ---------------
J. Hord Armstrong, III....   2003   $650,000   $324,647       $40,672        $217,188       60,000            --        $10,969
  Chairman of the Board,     2002    550,000    425,000        53,792         197,335       50,000            --          7,475
  Chief Executive Officer    2001    475,000    387,500        23,894              --       75,000      $529,000         59,646
  and Treasurer
Martin D. Wilson..........   2003   $525,000   $235,994       $28,308        $157,868       45,000            --        $ 3,586
  President and Chief        2002    425,000    300,000        24,786         137,230       40,000            --          2,543
  Operating Officer          2001    350,000    282,500         1,584              --       50,000      $305,000         43,943
Leonard R. Benjamin.......   2003   $190,000   $ 47,448       $ 5,130        $ 31,743       12,000            --        $ 4,817
  Vice President, General    2002    178,500     64,438         9,630          32,015       15,000            --          3,017
  Counsel and Secretary      2001    170,000    101,000         4,703              --       33,000      $111,000         24,481
Thomas S. Hilton..........   2003   $245,000   $ 85,657       $16,652        $ 57,303       21,000            --        $ 6,953
  Senior Vice President      2002    225,000    115,625        14,776          56,521       25,000            --          4,541
  and Chief Financial
  Officer                    2001    208,000    132,800        13,008              --       33,000      $177,000         28,847
Brian D. Landry...........   2003   $185,000   $ 46,200       $ 6,970        $ 30,913        9,000            --        $ 5,032
  Vice President and Chief   2002    174,000     65,250        14,013          31,225       20,000            --          4,397
  Information Officer        2001    145,000     93,500         4,677              --       24,000      $ 41,000         22,391

---------------

(1) Includes compensation in connection with transportation expenses for fiscal 2003, 2002 and 2001, respectively, as follows: Mr. Armstrong -- $38,972, $47,292 and $30,722; Mr. Wilson -- $26,608, $15,286 and $1,584; Mr.
    Benjamin -- $5,130, $5,130 and $4,703; Mr. Hilton -- $10,688, $9,025 and
    $7,641; and Mr. Landry -- $6,970, $5,513 and $4,677. Also includes compensation for club memberships for Mr. Hilton for fiscal 2003, 2002 and 2001, respectively, -- $5,964, $5,751 and $5,367. Amounts shown for 2003 and 2002, respectively also include payments for estate and tax planning services, as follows: Mr. Armstrong -- $1,700 and $6,500; Mr.
    Wilson -- $1,700 and $9,500; Mr. Benjamin -- $0 and $4,500; and Mr.
    Landry -- $0 and $8,500.

(2) The restricted stock awards reported in this table include restricted stock awards that are subject to forfeiture restrictions for a three-year period. The dollar amounts reported in the table represent the market value of the restricted stock awards based on the closing price per share of the Company's common stock on the date of the grant. The market value and the aggregate restricted stock holdings held by each officer as of June 30, 2003, the last day of the Company's fiscal year (based on the $16.14 per share closing price on that day), were as follows: Mr. Armstrong -- 20,838 shares valued at $336,325; Mr. Wilson -- 14,911 shares valued at $240,664; Mr. Benjamin -- 3,166 shares valued at $51,099; Mr. Hilton -- 5,667 shares valued at $91,465; and Mr. Landry -- 3,085 shares valued at $49,792. Dividends are paid to holders with respect to these shares of restricted stock at the same rate as is paid on all other shares of Common Stock.

(3) Adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

(4) The LTIP program was terminated in July 2001 with the consent of the program's 12 participants. All LTIP payouts consisted of cash awards approved by the Stock Option and Compensation Committee.

(5) Includes term life insurance premiums for fiscal 2003 as follows: Mr. Armstrong -- $4,719; Mr. Wilson -- $961; Mr. Hilton -- $897; and Mr. Landry -- $511. Also includes contributions made to the Company's 401(k) plan for fiscal 2003 as follows: Mr. Armstrong -- $6,250; Mr.
    Wilson -- $2,625; Mr. Benjamin -- $4,817; Mr. Hilton -- $6,056; and Mr.
    Landry -- $4,521.

     The following table sets forth information concerning stock option grants made in fiscal 2003 to the individuals named in the Summary Compensation Table. Options were granted at fair market value on the date of grant, became exercisable six months after the date of grant and generally expire ten years after the date of grant.

                          OPTION GRANTS IN FISCAL 2003

                                      INDIVIDUAL GRANTS VALUE                         POTENTIAL REALIZABLE
                               --------------------------------------                VALUE AT ASSUMED ANNUAL
                               NUMBER OF     PERCENT OF                                RATE OF STOCK PRICE
                               SECURITIES   TOTAL OPTIONS                               APPRECIATION FOR
                               UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(1)
                                OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                            GRANTED      FISCAL YEAR    PER SHARE      DATE          5%          10%
----                           ----------   -------------   ---------   ----------   ----------   ----------
J. Hord Armstrong, III.......    60,000         29.7%        $24.48      7/24/07      $405,802     $896,717
Martin D. Wilson.............    45,000         22.3%        $24.48      7/24/07      $304,352     $672,538
Leonard R. Benjamin..........    12,000          5.9%        $24.48      7/24/07      $ 81,160     $179,343
Thomas S. Hilton.............    21,000         10.4%        $24.48      7/24/07      $142,031     $313,851
Brian G. Landry..............     9,000          4.5%        $24.48      7/24/07      $ 60,870     $134,508

---------------

(1) Potential realizable value is calculated based on the term of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value does not represent the Company's prediction of its stock price performance and does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the term of the option will equal or exceed the assumed 5% and 10% levels.

     The following table sets forth information concerning the number of exercisable and unexercisable stock options at June 30, 2003 as well as the value of such stock options having an exercise price lower than the last reported trading price on June 30, 2003 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                                                NUMBER OF
                                   SHARES                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                  ACQUIRED                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                     ON       VALUE         AT FISCAL YEAR-END         AT FISCAL YEAR-END(2)
                                  EXERCISE   REALIZED   EXERCISABLE/ UNEXERCISABLE   EXERCISABLE/ UNEXERCISABLE
                                  --------   --------   --------------------------   --------------------------
J. Hord Armstrong, III..........     0           --           220,000/40,000               $1,446,000/$0
Martin D. Wilson................     0           --           173,332/30,000               $1,199,154/$0
Leonard R. Benjamin.............     0           --             34,000/8,000               $   81,788/$0
Thomas S. Hilton................     0           --            76,700/14,000               $  305,283/$0
Brian G. Landry.................     0           --             71,000/6,000               $  262,720/$0

---------------

(1) Adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

(2) Based on a price per share of $16.14, the closing sale price of the Common Stock on June 30, 2003.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In August and September, 2000, the Company entered into separate employment agreements with J. Hord Armstrong, III, Martin D. Wilson and Thomas S. Hilton, each of which expires September 15, 2004, August 28, 2004 and August 31, 2004, respectively. The employment agreements are subject to successive one year renewal terms following expiration of the initial term unless notice of non-renewal is given by either party 90 days before the end of the then current term. Under the employment agreements, Mr. Armstrong serves as Chairman of the Board and Chief Executive Officer in exchange for a current annual base compensation of $650,000, Mr. Wilson serves as President and Chief Operating Officer of the Company in exchange for a current annual base compensation of $525,000 and Mr. Hilton serves as Senior Vice President and Chief Financial Officer of the Company in exchange for a current annual base compensation of $245,000, each subject to annual adjustment by the Board. In addition, each executive is entitled to receive a bonus based upon certain performance criteria established by the Board.

     In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, the Company is obligated to continue to pay salary and benefits for at least the remainder of the term of the subject employment agreement, and not less than 24 months in the case of Mr. Armstrong, 18 months in the case of Mr. Wilson and 12 months in the case of Mr. Hilton. The Company is also obligated to pay a prorated annual bonus (computed at 100% of targeted performance).

     Each employment agreement also provides that if the executive's employment is terminated by the Company without cause or is not renewed by the Company in anticipation of or within two years following a "change in control" (as defined in the agreement), the Company will be required to pay the executive a lump-sum cash amount equal to (i) two times the sum of his then current salary and an annual bonus (computed at 100% of targeted performance) for the entire year, plus (ii) the executive's prorated annual bonus (computed at 100% of targeted performance) for the year in which termination occurs. The Company will also continue to provide benefits, or the cash equivalent, for 24 months after termination. The Company will also, with certain exceptions, reimburse the executive for any legal fees and disbursements incurred by him in connection with enforcing his rights under his employment agreement.

     In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, whether or not in anticipation of a change in control, the executive would also be entitled to receive a prorated contribution under the Company's executive retirement benefit plan for the year in which termination occurs and outplacement assistance. In addition, all unvested options granted to the executive under the Company's 2001 Long Term Incentive Plan (the "2001 Incentive Plan") vest as of the termination date. The terminated executive has twelve months following the date of termination to exercise all options under the 2001 Incentive Plan.

     Each executive may terminate his employment agreement for "good reason" (as defined in the agreement), in which case the executive would be entitled to the benefits he would receive upon termination by the Company without "cause." Each executive has agreed to refrain from disclosing information confidential to the Company during the term of his employment and thereafter, and has agreed not to engage in activities competitive with the Company during the term of his employment and for two years thereafter in the case of Mr. Armstrong, for eighteen months thereafter in case of Mr. Wilson and for one year thereafter in the case of Mr. Hilton.

LONG TERM INCENTIVE AND STOCK OPTION PLANS

     Pursuant to the Company's 2001 Incentive Plan and the Amended and Restated 1992 Long Term Incentive Plan (the "1992 Incentive Plan"), the Stock Option and Compensation Committee (the "Committee") may grant to officers and key employees of the Company and its subsidiaries (i) options to purchase shares of the Common Stock ("Stock Options"), which may or may not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended, (ii) stock appreciation rights ("SARs"), (iii) restricted shares of the Company's Common Stock ("Restricted Stock"), and (iv) performance awards ("Performance Awards"). Pursuant to the Company's 1993 Stock Option Plan (the "1993 Option Plan", collectively with the 2001 Incentive Plan and the 1992 Incentive Plan, the "Plans"), the Committee or the full Board of Directors may grant to key employees of the Company who are not "reporting persons" subject to
Section 16 of the Exchange Act and to certain other persons performing services for the Company Stock Options which do not qualify as ISOs. The Board of Directors has reserved 1,000,000, 1,700,000 and 700,000 shares of Common Stock for issuance pursuant to the 2001 Incentive Plan, the 1992 Incentive Plan and the 1993 Option Plan, respectively, of which, as of September 19, 2003, an aggregate of 1,242,513 shares have been issued or are subject to currently outstanding Stock Options and

558,833 shares remain available for grant or issuance under the 2001 Incentive Plan. Shares under the 1992 Incentive Plan and the 1993 Option Plan are no longer available for issuance.

     The Plans are administered by the Committee. The Committee has the authority to (i) select individuals to receive grants under the Plans, (ii) establish the terms of grants and (iii) interpret the Plans.

     Generally, Stock Options are granted to purchase shares of Common Stock at a purchase price established by the Committee or the Board of Directors at not less than the Fair Market Value (as defined in the Plans) of the Common Stock on the date of grant, and the term of such Stock Options shall not exceed ten years from date of grant. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of the Common Stock at the date of surrender of the SARs and the "Base Price" established by the Committee at the time of grant, which may not be less than Fair Market Value of the Common Stock on the date of grant. SARs may be issued in conjunction with Stock Options. The Committee may also issue shares of Common Stock either as a stock bonus or at a purchase price of less than Fair Market Value, subject to any restrictions or conditions which may be specified by the Committee at the time of grant. The Committee may also issue Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period not to exceed five years.

CERTAIN TRANSACTIONS

     In November 1995, the Company acquired approximately 50% of the capital stock of Pharmaceutical Buyers, Inc. ("PBI") and Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, "MassMutual") concurrently acquired 30% of the outstanding voting and nonvoting capital stock of PBI and purchased senior secured notes and senior secured convertible notes of PBI in principal amounts of $5.5 million and $1.3 million, respectively. The Company acquired an additional 18% of PBI capital stock from J. David McCay and an additional 2% of PBI capital stock from Robert E. Korenblat in July 2001 and August 2001, respectively, in exchange for the Company's common stock pursuant to an exchange ratio which was agreed upon in 1995. At the time of such transactions, Mr. Korenblat was a director of the Company and also a director and executive officer of PBI. Pursuant to its ownership of PBI capital stock, the Company received cash dividends from PBI of $450,000, $700,000 and $770,000 in fiscal 2001, 2002 and 2003, respectively.

     In connection with the Company's investment in PBI, the Company entered into an agreement pursuant to which MassMutual is entitled to exchange shares of capital stock of PBI owned by it at fair market value for, at the Company's discretion, cash or shares of Common Stock at an exchange ratio based upon the then market value of the Common Stock. In the event such shares are exchanged for Company stock, MassMutual may require the Company to register under the Securities Act shares of Common Stock issuable to it or to include such shares in any registration statement the Company proposes to file under the Securities Act, with certain exceptions.

     In fiscal 1996, PBI entered into an Employment Agreement (the "Employment Agreement") with Robert E. Korenblat. The Employment Agreement had an initial term expiring on December 31, 1998, but is automatically renewable on December 31 of each year until terminated by notice of either party, in which case it will expire on the December 31 which is two full years after the date of such notice. The Employment Agreement was automatically renewed for an additional term expiring December 31, 2003. Pursuant to the Employment Agreement, Mr. Korenblat serves as President and Chief Executive Officer of PBI with an annual base salary of not less than $350,000, which is increased, but not decreased, each year to reflect increases in the Consumer Price Index. The Employment Agreement also provides for certain benefits and an annual bonus based on achievement of certain operating profit and other goals established by PBI's Board of Directors, which bonus may not exceed, in the aggregate, 180% of base salary. For PBI's fiscal year ended December 31, 2002, PBI paid Mr. Korenblat a salary of $447,226 plus bonus compensation of $153,990. The Employment Agreement also contains a non-competition covenant pursuant to which Mr. Korenblat agrees not to compete with PBI or the Company in the United States, Puerto Rico or any other country where PBI may do business for a period of two years after termination of Mr. Korenblat's employment. Mr. Korenblat was paid $50,000 each April 15 and October 15 through October 15, 1999 in consideration of his covenant not to compete. Mr. Korenblat resigned as a director on December 1, 2002.

     In June 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Harvey C. Jewett, IV. Pursuant to the Consulting Agreement, Mr. Jewett provided consultation, instruction and advice to the Company in connection with the operations, management, sales, marketing and financial matters of Jewett Drug Co. in exchange for monthly compensation of $10,000 and reimbursement of expenses. The Consulting Agreement also contained a non-competition covenant pursuant to which Mr. Jewett agrees not to compete with the Company in the United States during the term of the Consulting Agreement and for a period of two years thereafter. The Consulting Agreement was terminated as of July 2002.

     In June 1999, Jewett Drug Co., a subsidiary of the Company ("Jewett Drug"), entered into a First Amendment to Lease agreement (the "Amendment") with Jewett Family Investments, L.L.C., a South Dakota limited liability company ("JFI"), for the lease of property located in Aberdeen, South Dakota. The Amendment requires Jewett Drug, as lessee, to pay an aggregate of $80,000 annually to JFI. The lease agreement expires June 30, 2006. Harvey C. Jewett, IV, a director of the Company, is the managing member of JFI. Mr. Jewett holds less than a 5% equity interest in JFI, the balance of which is owned by Mr. Jewett's immediate family members.

     The Company believes that the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three independent directors as defined by the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

     We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2003.

     We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees and have discussed with the independent public accountants their independence.

     During fiscal year 2003, the Company retained KPMG LLP, its independent public accountants, which provided audit services of $277,000, audit related services of $10,000, and other services of $98,800 of which $58,900 related to tax matters. The Audit Committee has determined that the nature and extent of non-audit services provided by KPMG LLP are compatible with maintaining auditor independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, to be filed with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

 Richard F. Ford, Chairman      Thomas F. Patton         Mary Ann Van Lokeren

                   INDEPENDENT AUDITOR FEES AND OTHER MATTERS

     On June 11, 2002, the Company's board of directors, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company's independent public accountants and engaged KPMG LLP to serve as the Company's independent public accountants for the fiscal year 2002.

     The reports of Arthur Andersen on the Company's consolidated financial statements for the fiscal years ended 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the subsequent interim period preceding the engagement of KPMG, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in conjunction with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the subsequent interim period preceding the engagement of KPMG, neither the Company, nor anyone acting on the Company's behalf, consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
                             ---------------------

AUDIT FEES

     KPMG LLP was the Company's principal auditor for fiscal year 2003. Aggregate fees for professional services rendered for the Company by KPMG LLP for the fiscal years ended June 30, 2003 and June 30, 2002 were as follows:

                                                              FISCAL YEAR   FISCAL YEAR
                                                                 ENDED         ENDED
                                                               JUNE 30,      JUNE 30,
                                                                 2003          2002
                                                              -----------   -----------
Audit Fees..................................................   $277,000      $200,000
Audit Related Fees..........................................     10,000           --
Tax Fees....................................................     58,900           --
All Other Fees..............................................     39,900         7,500
                                                               --------      --------
                                                               $385,800      $207,500
                                                               ========      ========

     Audit Fees were for professional services rendered for the audits of the consolidated financial statements of the Company and the review of documents filed by the Company with the Securities and Exchange Commission.

     Audit Related Fees were for services relating to the Company's 401(k) plan.

     Tax Fees were related to tax compliance, tax planning and tax advice related to a number of projects.

     All Other Fees were incurred in connection with miscellaneous support services.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee recognizes that from time to time it may be appropriate for the Company to engage its independent auditors to perform certain non-audit services. The Committee also recognizes that it may not always be convenient or feasible for the Company to obtain approval from the Committee prior to performance of those services. As such, the Committee pre-approves non-audit services that meet the following criteria:

     - Expenditures for such services shall not exceed $15,000 per individual project or $50,000 in the aggregate in any fiscal year.

     - The Chief Financial Officer and President shall have approved each such project or engagement.

     - The Committee shall be provided a report on each such project or engagement at its next regularly scheduled meeting after the commencement of such project or engagement.

                ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2004. At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2004. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning July 1, 1998 and ending June 30, 2003, with the cumulative return of the Nasdaq Stock
Market -- U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale pharmaceutical distribution industry:
AmerisourceBergen Corporation, Cardinal Health, Inc. and McKesson, Inc. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG D & K HEALTHCARE RESOURCES, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                              (PERFORMANCE GRAPH)

* $100 invested on 6/30/98 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

--------------------------------------------------------------------------------
                                        CUMULATIVE TOTAL RETURN
                       ---------------------------------------------------------
                       6/30/98   6/30/99   6/30/00   6/29/01   6/28/02   6/30/03
--------------------------------------------------------------------------------
 D&K Healthcare
   Resources,
   Inc. ............   100.00    111.05     48.55    171.78    329.39    151.51
 Nasdaq Stock Market
   (U.S.)...........   100.00    143.67    212.43    115.46     78.65     87.33
 Peer Group.........   100.00     75.94     75.96    114.29    105.38    109.20

                            APPOINTMENT OF AUDITORS

     KPMG LLP has been appointed by the Audit Committee of the Board of Directors to serve as the Company's independent public accountants during fiscal 2004. The Board of Directors anticipates that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if the representatives desire to do so and to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a)forms they file.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties during the fiscal year ended June 30, 2003.

                           PROPOSALS OF STOCKHOLDERS

     Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2004 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8235 Forsyth Boulevard, St. Louis, Missouri 63105 by not later than June 12, 2004. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                             J. Hord Armstrong, III
                             Chairman of the Board,
                     Chief Executive Officer and Treasurer

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER
                      AS AMENDED AND RESTATED MAY 14, 2003

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. Specifically, the Committee has the responsibility to:

     - Oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body, the public or other users thereof;

     - Oversee the Company's systems of internal accounting and financial controls that the Board has established;

     - Oversee the annual independent audit of the Company's financial statements;

     - Oversee the independent auditor's qualifications and independence;

     - Oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     - Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

     - Maintain a free and open means of communication with the Board, the independent auditors, the internal auditors and management; and

     - Perform such other duties as are directed by the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other advisors for this purpose, which may be the same as or different from the Company's primary legal counsel or advisors. The Company shall provide for appropriate funding , as determined by the Committee in its capacity as a Committee of the Board, for payment of compensation to the independent auditors and to any advisors employed by the Committee under this paragraph.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, none of whom shall be an affiliate of the Company or any subsidiary thereof or shall accept any consulting, advisory or other compensatory fee from the Company other than fees paid for service as a director. In addition, the Committee's composition will meet the requirements of the rules and regulations of the Nasdaq National Market ("Nasdaq").

     Each member of the Committee will be a director:

     1. Who is "independent" as defined from time to time by the rules and regulations of Nasdaq and by applicable rules and regulations of the Securities and Exchange Commission ("SEC");

     2. Who has no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company; and

     3. Who is able to read and understand fundamental financial statements , including the Company's balance sheet, income statement and cash flow statement at the time of his or her appointment.

     In addition, the Board shall appoint at least one member of the Committee who is an "audit committee financial expert" as defined from time to time under the applicable rules and regulations of Nasdaq and by applicable SEC rules and regulations.

ACCOUNTABILITY OF THE INDEPENDENT AUDITORS

     The independent auditors are accountable and report directly to the Committee. The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation, and if appropriate, dismissal of the Company's independent auditors. Annually, the Committee shall select and engage the Company's independent auditors retained to audit the financial statements of the Company. The Committee, or a member thereof, must pre-approve any audit or non-audit service provided to the Company by the independent auditors, including the plan and scope of any such service and related fees.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  FINANCIAL REPORTING

     - The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - Upon completion of any annual audit, the Committee shall meet separately with the independent auditors and management, and separately with the independent auditors, and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors and the adequacy and integrity of the Company's internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

     - The Committee shall review and, as appropriate, discuss with management and the independent auditors the Company's earnings releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts.

     - The Committee shall review with the independent auditors and management the Company's "Critical Accounting Policies," as defined by the SEC, including an assessment regarding the adequacy of the Company's disclosures.

     - As a whole, or through the Committee chair, the Committee shall review with the independent auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with SEC and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall have the responsibility for the resolution of any disagreements between the independent auditors and management regarding the Company's accounting or financial reporting practices.

  INTERNAL CONTROL

     - The Committee shall review and discuss with management and the independent auditors the quality and adequacy of the Company's internal controls, including compliance with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

     - The Committee shall review any disclosures provided by the Chief Executive Officer and the Chief Financial Officer to the Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data.

  INDEPENDENT AUDITORS

     - The Committee shall:

      - request from the independent auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

      - discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; and

      - recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

     - The Committee shall ensure the rotation of the lead audit partner having responsibility for the audit and the concurring review partner responsible for reviewing the audit in accordance with applicable Nasdaq rules and regulations and applicable laws, rules and regulations.

     - The Committee shall review the performance, experience and qualifications of the independent auditors and shall have the ultimate authority and responsibility to select (or nominate for shareholder approval) and, where appropriate, replace the independent auditor.

  GENERAL

     - The Committee shall establish, when required by applicable laws and/or the rules and regulations of Nasdaq, and review and modify as appropriate, procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     - The Committee shall review and approve all related-party transactions.

                                                                               000000 0000000000 0 0000
D & K HEALTHCARE RESOURCES, INC.
                                                                               00000000.000 ext
                                                                               00000000.000 ext
                                                                               00000000.000 ext
MR A SAMPLE                                                                    00000000.000 ext
DESIGNATION (IF ANY)                                                           00000000.000 ext
ADD 1                                                                          00000000.000 ext
ADD 2                                                                          00000000.000 ext
ADD 3
ADD 4                                                                          HOLDER ACCOUNT NUMBER
ADD 5
ADD 6                                                                          C 1234567890    JNT

                                                                                    Mark this box with an X if you have made
                                                                               [ ]  changes to your name or address details above.


====================================================================================================================================
ANNUAL MEETING PROXY CARD
====================================================================================================================================

A. ELECTION OF CLASS II DIRECTORS

1. The Board of Directors recommends a vote FOR the election of two Class II Directors for a term of three years - nominees:

                                        FOR       WITHHOLD

01 - Bryan H. Lawrence                  [ ]         [ ]

02 - Mary Ann Van Lokeren               [ ]         [ ]


B. ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                                FOR        AGAINST       ABSTAIN
2. Ratification of appointment of KPMG LLP as
   independent auditors for fiscal 2004.                        [ ]          [ ]           [ ]

3. To transact any and all other business, including            [ ]          [ ]           [ ]
   adjournment or postponement of the meeting,
   which may properly come before the meeting or
   any adjournment or postponement thereof.


C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of all of the nominees for director listed in Item 1, "FOR" the ratification of the appointment of KPMG LLP as independent auditors and "FOR" the grant of discretionary authority.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)

                                                                                                                   /      /
--------------------------------------------------     --------------------------------------------------     ----------------------

                                                          1 U P X    HHH  PPPP   002299



001CD40001                 00AKVC

PROXY - D & K HEALTHCARE RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. HORD ARMSTRONG, III and MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 8235 Forsyth Boulevard, Ninth Floor, St. Louis, Missouri 63105 on Wednesday, November 12, 2003, at 10:00 a.m., local time, and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)








00AKWA